EXHIBIT G

                                 EnerShop, Inc.
                 Schedule of Hours Spent in Support of EnerShop
                              At December 31, 1996

                                                                     Hours
Associated Company                                                  Rendered
CSW Services, Inc.                                                    3,715
(Wholly owned subsidiary of CSW)

CSW Energy, Inc.                                                        250
(Wholly owned subsidiary of
Central and South West Corporation)